Exhibit 99.1

LAZARD LTD REPORTS

SECOND-QUARTER AND FIRST-HALF 2017 RESULTS

Record quarterly and first-half operating revenue for both businesses	Record assets under management (AUM) of $226 billion	Returned $493 million of capital to shareholders in first half of year

NEW YORK, July 27, 2017 – Lazard Ltd (NYSE: LAZ) today reported record quarterly operating revenue1 of $720 million for the quarter ended June 30, 2017. Net income, as adjusted1 and excluding pre-tax charges2, was $130 million, or $0.98 (diluted) per share for the quarter. Second-quarter 2017 net income on a U.S. GAAP basis was $120 million, or $0.91 per share (diluted).

First-half net income, as adjusted1,2, was $240 million, or $1.81 per share (diluted). On a U.S. GAAP basis, first-half net income was $228 million, or $1.72 per share (diluted).

“Lazard’s record operating revenue underscores the power of our model and the global breadth and depth of our franchise,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We advised business and government leaders on a wide variety of strategic and financial matters around the world. Asset Management achieved a record level of AUM by providing diverse, sophisticated investment solutions for a global, primarily institutional client base.”

($ in millions, except per share data and AUM)	Quarter Ended June 30,			Six Months Ended June 30,

	2017	2016	%’17-’16	2017	2016	%’17-’16
Net Income
US GAAP	$120	$80	50%	$228	$147	55%
Per share, diluted	$0.91	$0.61	49%	$1.72	$1.11	55%
Adjusted[1,2]	$130	$80	62%	$240	$147	63%
Per share, diluted	$0.98	$0.61	61%	$1.81	$1.11	63%
Operating Revenue[1]
Total operating revenue	$720	$542	33%	$1,345	$1,048	28%
Financial Advisory	$411	$287	43%	$747	$553	35%
Asset Management	$307	$251	22%	$585	$490	19%
AUM ($ in billions)
Period End	$226	$192	18%
Average	$222	$193	15%	$214	$189	14%

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Armand Sadoughi	+1 212 632 6358	armand.sadoughi@lazard.com

Note: Endnotes are on page 7 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 18.

OPERATING REVENUE

Operating revenue1 was a quarterly record of $720 million for the second quarter of 2017, and a first-half record of $1,345 million for the first half of 2017, up 33% and 28%, respectively, from the 2016 periods.

Financial Advisory

In the text portion of this press release, we present our Financial Advisory results as 1) M&A and Strategic Advisory (M&A Advisory, Capital Advisory, Sovereign Advisory, Shareholder Advisory, Capital Raising, and other advisory work for clients), and 2) Restructuring.

Second Quarter

Financial Advisory operating revenue was a quarterly record of $411 million for the second quarter of 2017, 43% higher than the second quarter of 2016.

M&A and Strategic Advisory operating revenue was a second-quarter record of $323 million for the second quarter of 2017, 50% higher than the second quarter of 2016.

During the second quarter of 2017, Lazard was engaged in highly visible, complex M&A transactions and other advisory assignments, including cross-border transactions, spin-offs and distressed asset sales, as well as sovereign, capital and shareholder advisory in the Americas, Europe, Australia, Africa and Asia.

Among the major M&A transactions that were completed during the second quarter of 2017 were the following (clients are in italics): Johnson & Johnson’s $30 billion acquisition of Actelion, with spin-out of Idorsia, a new R&D company; Danone’s $12.5 billion acquisition of WhiteWave; United Arab Shipping Company’s $12.5 billion combination with Hapag-Lloyd; and Alinta Holdings on the sale of Alinta Energy to Chow Tai Fook Enterprises.

Transactions on which we continued to advise during or since the second quarter include: Dow Chemical’s $130 billion merger of equals with DuPont; Reynolds American on the $49 billion recommended offer from BAT for the remaining 57.8% of Reynolds; Great Plains Energy’s $14 billion merger of equals with Westar Energy; Safran’s €8.7 billion acquisition of Zodiac Aerospace; and LVMH Moët Hennessy Louis Vuitton’s € 6.5 billion acquisition of Christian Dior Couture.

Our Sovereign and Capital Advisory services remained active globally, advising governments and corporations on balance sheet matters, financing strategy and capital raising.

Restructuring operating revenue was $88 million for the second quarter of 2017, 22% higher than the second quarter of 2016. The increase primarily reflected the closing of several large assignments. During or since the second quarter of 2017 we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments, including publicly announced roles for: CGG, Gymboree, J.Crew, Nine West and Takata.

Please see M&A transactions on which Lazard advised in the second quarter, or continued to advise or completed since June 30, 2017, as well as Capital Advisory, Sovereign Advisory and Restructuring assignments, on pages 8 –11 of this release.

First Half

Financial Advisory operating revenue was a record $747 million for the first half of 2017, 35% higher than the first half of 2016.

M&A and Strategic Advisory operating revenue was a record $571 million for the first half of 2017, 30% higher than the first half of 2016.

Restructuring operating revenue was $176 million for the first half of 2017, 53% higher than the first half of 2016.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Second Quarter

Asset Management operating revenue was a quarterly record of $307 million for the second quarter of 2017, 22% higher than the second quarter of 2016.

Management fees and other revenue were a quarterly record of $290 million for the second quarter of 2017, 16% higher than the second quarter of 2016, and 7% higher than the first quarter of 2017. Average assets under management (AUM) for the second quarter of 2017 was a record $222 billion, 15% higher than the second quarter of 2016, and 8% higher than the first quarter of 2017.

AUM as of June 30, 2017, was a record $226 billion, up 18% from June 30, 2016 and up 5% from March 31, 2017. The sequential increase was primarily driven by market appreciation and foreign exchange movement, partially offset by net outflows of $365 million.

Incentive fees were $17 million for the second quarter of 2017, compared to $1 million for the second quarter of 2016.

First Half

Asset Management operating revenue was a record $585 million for the first half of 2017, 19% higher than the first half of 2016.

Management fees and other revenue was a record $561 million for the first half of 2017, 15% higher than the first half of 2016, primarily reflecting changes in average AUM. Average AUM for the first half of 2017 was $214 billion, 14% higher than the first half of 2016. Net inflows were $2.9 billion for the first half of 2017.

Incentive fees were $24 million for the first half of 2017, compared to $3 million for the first half of 2016.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the second quarter of 2017, we accrued compensation and benefits expense1 at an adjusted compensation1 ratio of 56.5%. This resulted in $407 million of adjusted compensation and benefits expense, compared to $306 million for the second quarter of 2016. The increase reflected higher operating revenue.

For the first half of 2017, adjusted compensation and benefits expense1 was $760 million, compared to $604 million for the first half of 2016, also reflecting higher operating revenue.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. Assuming that the performance of both of our businesses, our hiring levels, and the compensation environment are similar to 2016, we expect our 2017 awarded compensation ratio to be in line with the 2016 awarded compensation ratio.

We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

For the second quarter of 2017, adjusted non-compensation expense1 was $116 million, 4% higher than the second quarter of 2016. The ratio of adjusted non-compensation expense to operating revenue for the second quarter of 2017 was 16.1%, compared to 20.7% for the second quarter of 2016.

For the first half of 2017, adjusted non-compensation expense1 was $224 million, 5% higher than the first half of 2016. The ratio of adjusted non-compensation expense to operating revenue for the first half of 2017 was 16.6%, compared to 20.4% for the first half of 2016.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1,2, was $55 million for the second quarter of 2017 and $95 million for the first half of 2017. The effective tax rate on the same basis was 29.6% for the second quarter and 28.3% for the first half of 2017, compared to 28.4% and 28.8% for the respective 2016 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the second quarter of 2017, Lazard returned $133 million to shareholders, which included: $50 million in dividends; $79 million in share repurchases of our Class A common stock; and $4 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first half of 2017, Lazard returned $493 million to shareholders, which included: $242 million in dividends; $185 million in share repurchases of our Class A common stock; and $66 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

Year to date, we have repurchased 4.3 million shares at an average price of $43.32 per share. In line with our objectives, these repurchases have more than offset the potential dilution from our 2016 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $43.42 per share. As of today, our remaining share repurchase authorization is $170 million.

On July 26, 2017, Lazard declared a quarterly dividend of $0.41 per share on its outstanding common stock. The dividend is payable on August 18, 2017, to stockholders of record on August 7, 2017.

Lazard’s financial position remains strong. As of June 30, 2017, our cash and cash equivalents were $956 million, and stockholders’ equity related to Lazard’s interests was $1,243 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on July 27, 2017, to discuss the company’s financial results for the second quarter and first half of 2017. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 378-4439 (U.S. and Canada) or +1 (323) 701-0225 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on July 27, 2017, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 1761126.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

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ENDNOTES

[1]	A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

[2]	Second-quarter and first-half 2017 results were affected primarily by the following charges:

•	Second-quarter 2017 adjusted results exclude pre-tax charges of (i) $8.9 million of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system, and (ii) $3.2 million of office space reorganization costs primarily relating to incremental rent expense and lease abandonment costs. On a U.S. GAAP basis, these items collectively resulted in a net charge of $9.0 million, or $0.07 (diluted) per share, in the quarter.

•	First-half 2017 adjusted results also exclude post-tax charges of $3.1 million of acquisition-related items, primarily reflecting changes in fair value of contingent consideration associated with certain business acquisitions. On a U.S. GAAP basis, this resulted in a charge of $0.02 (diluted) per share in the first half of 2017.

LAZ-EPE

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FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the second quarter of 2017)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the second quarter of 2017 on which Lazard advised were the following:

•	Johnson & Johnson’s $30 billion acquisition of Actelion, with spin-out of Idorsia, a new R&D company

•	Danone’s $12.5 billion acquisition of WhiteWave

•	United Arab Shipping Company’s $12.5 billion combination with Hapag-Lloyd

•	Stichting Continuiteit Delta Lloyd on NN Group’s € 2.5 billion recommended offer for Delta Lloyd

•	Safran’s € 2.4 billion sale of its Identity and Security activities to Advent International

•	TIAA’s $2.7 billion acquisition of EverBank

•	Vedanta Limited’s $2.3 billion merger with Cairn India

•	WestRock’s $2.3 billion acquisition of Multi Packaging Solutions

•	Hastings Funds Management and First State Super in the AUD 2.6 billion consortium acquisition of the land titling and registry operations of New South Wales Land and Property Information

•	VocaLink on its sale to MasterCard for up to $1.2 billion

•	WestRock’s $1.05 billion sale of its Home, Health & Beauty business to Silgan

•	Eurazeo in Crédit Agricole’s € 791 million sale of its 15.4% stake in Eurazeo to JCDecaux Holding

•	Fininvest’s € 740 million sale of its 99.9% stake in AC Milan to Rossoneri Sport Investment Lux

•	Uniwheels Malta, the 61.3% shareholder of Uniwheels AG, in the $715 million sale of Uniwheels AG to Superior Industries

•	Harris Corporation’s $690 million sale of its government IT services business to Veritas Capital

•	Banca Monte dei Paschi di Siena’s € 536 million sale of its merchant acquiring business to ICBPI

•	Owens Corning’s $560 million acquisition of Pittsburgh Corning

•	Alinta Holdings on the sale of Alinta Energy to Chow Tai Fook Enterprises

•	China Huaxin in the establishment of the Nokia Shanghai Bell joint venture

•	Mitratech’s sale of a majority interest to HgCapital

•	Eurazeo’s sale of a majority stake in Colisée Groupe to IK Investment Partners

•	Cinven’s acquisition of CHRYSO

•	OHL Desarrollos’ sale of a majority stake in Mayakoba Hotels to RLH Properties

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions and assignments on which Lazard advised during or since the 2017 second quarter, or completed since June 30, 2017, are the following:

•	Dow Chemical’s $130 billion merger of equals with DuPont

•	Reynolds American on the $49 billion recommended offer from BAT for the remaining 57.8% of Reynolds*

•	Level 3 Communications on its $34 billion sale to CenturyLink

•	Great Plains Energy’s $14 billion merger of equals with Westar Energy

•	Safran’s € 8.7 billion acquisition of Zodiac Aerospace

•	LVMH Moët Hennessy Louis Vuitton’s € 6.5 billion acquisition of Christian Dior Couture*

•	WGL Holdings’ $6.4 billion sale to AltaGas

•	HgCapital, GIC, Montagu and ICG, led by HgCapital, on the buyout of Visma, valuing it at $5.3 billion

•	Anheuser-Busch InBev’s $3.2 billion transition of its 54.5% stake in Coca-Cola Beverages Africa to The Coca-Cola Company

•	Elis’ € 2.5 billion recommended acquisition of Berendsen

•	Genworth Financial’s $2.7 billion sale to China Oceanwide

•	Special Committee of the Board of Directors of General Communication, Inc. (“GCI”) in the $2.7 billion sale of GCI to Liberty Interactive

•	Blackstone in CF Corporation’s $1.8 billion consortium acquisition of Fidelity & Guaranty Life

•	Lexmark’s $1.35 billion sale of its Enterprise Software business to Thoma Bravo*

•	Canyon Bridge’s $1.3 billion acquisition of Lattice Semiconductor

•	L’Oréal’s proposed € 1.0 billion sale of The Body Shop to Natura Cosméticos

•	Astorg’s € 880 million sale of Kerneos to Imerys*

•	Special Committee of the Board of Phillips Edison Grocery Center REIT I in the company’s $1.0 billion acquisition of real estate assets and the third party asset management business from Phillips Edison Limited Partnership

•	Danone’s $875 million sale of Stonyfield to Lactalis

•	Investcorp’s € 605 million sale of Esmalglass to Lone Star Funds

•	AviAlliance in the € 600 million 20-year extension of the Athens International Airport Concession Agreement

•	Haldex’s SEK 5.5 billion sale to Knorr-Bremse

•	Baxter’s $625 million acquisition of Claris Injectables

•	SciClone Pharmaceuticals’ $605 million sale to a consortium led by GL Capital

•	Melita’s € 506 million merger with Vodafone Malta

•	AkzoNobel on strategic advisory related to shareholder engagement and separation of its Specialty Chemicals business

•	Areva on its reorganization and recapitalization plan, including the creation of NewCo, the de-listing of Areva SA and certain asset disposals

•	Intermediate Capital Group and Sagesse Retraite Santé on the acquisition of DomusVi

•	Quala’s sale of its personal care and home care brands to Unilever

•	Milestone AV Technologies’ sale to Legrand

•	Sparta Systems in Thoma Bravo’s sale of a majority stake in the company to New Mountain Capital

•	F2i’s purchase of a wind portfolio from Veronagest

•	Liberty Steel Limited on the proposed acquisition of Arrium Australia

*	Transaction completed since June 30, 2017

Capital Advisory

Among the publicly announced Capital Advisory transactions or assignments on which Lazard advised during or since the second quarter of 2017 were the following:

•	Banca Monte dei Paschi di Siena’s precautionary recapitalization through an € 8.1 billion capital increase and € 5.5 billion disposal of a bad loan portfolio with a total GBV of € 26 billion

•	SFPI-FPIM’s € 2.0 billion of forward sale transactions representing a 2.5% stake in BNP Paribas

•	Acek Desarollo y Géstion Industrial on the € 877 million IPO of Gestamp Automocion

•	McDermott International’s $810 million credit facility

•	Hellenic Republic on the € 557 million listing of ADMIE Holding

•	Clayton, Dubilier & Rice and SSA Investments on the £454 million secondary disposal of a stake in B&M European Value Retail

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard advised during or since the second quarter of 2017 were the following:

•	The State of Alaska

•	The International Bank of Azerbaijan

•	Southern Gas Corridor CJSC of Azerbaijan

•	Altiplano (Bolivia)

•	The Democratic Republic of the Congo

•	The Republic of the Congo

•	The Republic of Croatia

•	Compania Nacional de Telecomunicacion (The Republic of Ecuador)

•	Refineria del Pacifico (The Republic of Ecuador)

•	The Arab Republic of Egypt

•	The Federal Democratic Republic of Ethiopia

•	The Gabonese Republic

•	Sotrader (joint venture between the government of Gabon and Olam International)

•	The Hellenic Republic

•	The Hashemite Kingdom of Jordan

•	airBaltic (majority owned by the government of Latvia)

•	SNIM (The Islamic Republic of Mauritania)

•	The Republic of Mozambique

•	The Republic of Serbia

•	Ukraine and certain sub-sovereign entities

•	The Republic of Zimbabwe

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the second quarter of 2017 on which Lazard advised include: AFGlobal, Peabody Energy and Tidewater in connection with their Chapter 11 bankruptcy restructurings; Vivarte’s majority lenders and shareholders on the company’s debt restructuring; and Premuda in connection with its debt restructuring.

Notable ongoing restructuring and debtor or creditor advisory assignments on which Lazard advised during or since the second quarter of 2017 include: Breitburn Energy Partners, CGG, Gymboree, Paragon Offshore*, SunEdison and Takata in connection with their Chapter 11 or similar bankruptcy restructurings; J.Crew*, Nine West, Sorgenia and Toys “R” Us in connection with their debt restructurings; and bondholders of Boart Longyear as well as lenders to Danaos, Jack Wolfskin* and Seadrill on each company’s restructuring.

*	Assignment completed since June 30, 2017

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
	June 30,	March 31,	June 30,	March 31,	June 30,
($ in thousands, except per share data)	2017	2017	2016	2017	2016
Total revenue	$729,946	$637,420	$546,642	15%	34%
Interest expense	($12,766)	(13,956)	(11,962)

Net revenue	717,180	623,464	534,680	15%	34%
Operating expenses:
Compensation and benefits	414,612	361,801	308,310	15%	34%
Occupancy and equipment	30,828	27,484	27,163
Marketing and business development	24,027	19,752	23,877
Technology and information services	32,032	24,024	24,296
Professional services	11,234	11,462	11,245
Fund administration and outsourced services	18,338	15,913	15,895
Amortization and other acquisition-related costs	1,257	3,574	330
Other	12,351	9,257	10,328

Subtotal	130,067	111,466	113,134	17%	15%

Operating expenses	544,679	473,267	421,444	15%	29%

Operating income	172,501	150,197	113,236	15%	52%
Provision for income taxes	51,600	39,767	31,872	30%	62%

Net income	120,901	110,430	81,364	9%	49%
Net income attributable to noncontrolling interests	523	2,877	1,007

Net income attributable to Lazard Ltd	$120,378	$107,553	$80,357	12%	50%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	122,368,150	122,815,163	125,461,948	(0%)	(2%)
Diluted	132,139,616	132,689,375	132,341,522	(0%)	(0%)
Net income per share:
Basic	$0.98	$0.88	$0.64	11%	53%
Diluted	$0.91	$0.81	$0.61	12%	49%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2017	June 30, 2016	% Change
Total revenue	$1,367,366	$1,056,758	29%
Interest expense	(26,722)	(23,860)

Net revenue	1,340,644	1,032,898	30%
Operating expenses:
Compensation and benefits	776,413	605,520	28%
Occupancy and equipment	58,312	54,170
Marketing and business development	43,779	43,565
Technology and information services	56,056	47,227
Professional services	22,696	21,007
Fund administration and outsourced services	34,251	29,330
Amortization and other acquisition-related costs	4,831	974
Other	21,608	19,492

Subtotal	241,533	215,765	12%

Operating expenses	1,017,946	821,285	24%

Operating income	322,698	211,613	52%
Provision for income taxes	91,367	59,526	53%

Net income	231,331	152,087	52%
Net income attributable to noncontrolling interests	3,400	4,907

Net income attributable to Lazard Ltd	$227,931	$147,180	55%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	122,591,656	125,751,195	(3%)
Diluted	132,414,496	132,616,403	(0%)
Net income per share:
Basic	$1.86	$1.17	59%
Diluted	$1.72	$1.11	55%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

	June 30,	December 31,
($ in thousands)	2017	2016
ASSETS
Cash and cash equivalents	$955,639	$1,158,785
Deposits with banks and short-term investments	756,507	419,668
Cash deposited with clearing organizations and other segregated cash	34,480	29,030
Receivables	654,739	638,282
Investments	421,727	459,422
Goodwill and other intangible assets	389,216	382,024
Deferred tax assets	1,113,528	1,075,777
Other assets	443,926	393,520

Total Assets	$4,769,762	$4,556,508

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$829,993	$472,283
Accrued compensation and benefits	378,279	541,588
Senior debt	1,189,489	1,188,600
Tax receivable agreement obligation	512,834	513,610
Other liabilities	556,454	546,614

Total liabilities	3,467,049	3,262,695
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	673,242	688,231
Retained earnings	1,166,026	1,134,186
Accumulated other comprehensive loss, net of tax	(277,785)	(314,222)

Subtotal	1,562,781	1,509,493
Class A common stock held by subsidiaries, at cost	(319,755)	(273,506)

Total Lazard Ltd stockholders’ equity	1,243,026	1,235,987
Noncontrolling interests	59,687	57,826

Total stockholders’ equity	1,302,713	1,293,813

Total liabilities and stockholders’ equity	$4,769,762	$4,556,508

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016	March 31, 2017	June 30, 2016
Revenues:
Financial Advisory	$410,882	$335,812	$286,967	22%	43%
Asset Management	306,796	278,428	250,730	10%	22%
Corporate	2,483	10,194	4,610	(76%)	(46%)

Operating revenue (b)	$720,161	$624,434	$542,307	15%	33%

Expenses:
Compensation and benefits expense (c)	$406,891	$352,805	$306,404	15%	33%

Ratio of compensation to operating revenue	56.5%	56.5%	56.5%
Non-compensation expense (d)	$116,111	$107,470	$112,167	8%	4%

Ratio of non-compensation to operating revenue	16.1%	17.2%	20.7%
Earnings:
Earnings from operations (e)	$197,159	$164,159	$123,736	20%	59%

Operating margin (f)	27.4%	26.3%	22.8%
Net income (g)	$129,840	$110,141	$80,357	18%	62%

Diluted net income per share	$0.98	$0.83	$0.61	18%	61%

Diluted weighted average shares	132,139,616	132,689,375	132,341,522	(0%)	(0%)
Effective tax rate (h)	29.6%	26.6%	28.4%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Six Months Ended June 30,
($ in thousands, except per share data)	2017	2016	% Change
Revenues:
Financial Advisory	746,694	552,981	35%
Asset Management	585,224	490,280	19%
Corporate	12,677	5,112	NM

Operating revenue (b)	$1,344,595	$1,048,373	28%

Expenses:
Compensation and benefits expense (c)	$759,696	$604,376	26%

Ratio of compensation to operating revenue	56.5%	57.6%
Non-compensation expense (d)	$223,581	$213,756	5%

Ratio of non-compensation to operating revenue	16.6%	20.4%
Earnings:
Earnings from operations (e)	$361,318	$230,241	57%

Operating margin (f)	26.9%	22.0%
Net income (g)	$239,981	$147,180	63%

Diluted net income per share	$1.81	$1.11	63%

Diluted weighted average shares	132,414,496	132,616,403	(0%	)
Effective tax rate (h)	28.3%	28.8%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	June 30, 2017	March 31, 2017	December 31, 2016	Qtr to Qtr	YTD
Equity:
Emerging Markets	$48,115	$46,563	$41,363	3.3%	16.3%
Global	37,012	34,520	30,567	7.2%	21.1%
Local	39,034	38,390	36,243	1.7%	7.7%
Multi-Regional	63,930	59,506	54,668	7.4%	16.9%

Total Equity	188,091	178,979	162,841	5.1%	15.5%
Fixed Income:
Emerging Markets	16,330	16,539	15,580	(1.3%)	4.8%
Global	3,860	3,646	3,483	5.9%	10.8%
Local	4,391	4,299	4,245	2.1%	3.4%
Multi-Regional	8,584	7,734	7,847	11.0%	9.4%

Total Fixed Income	33,165	32,218	31,155	2.9%	6.5%
Alternative Investments	2,621	2,420	2,422	8.3%	8.2%
Private Equity	1,447	1,285	1,253	12.6%	15.5%
Cash Management	437	276	239	58.3%	82.8%

Total AUM	$225,761	$215,178	$197,910	4.9%	14.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
AUM—Beginning of Period	$215,178	$190,554	$197,910	$186,380
Net Flows	(365)	453	2,938	92
Market and foreign exchange appreciation (depreciation)	10,948	858	24,913	5,393

AUM—End of Period	$225,761	$191,865	$225,761	$191,865

Average AUM	$222,208	$192,634	$214,495	$188,836

% Change in average AUM	15.4%		13.6%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Six Months Ended
($ in thousands, except per share data)	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating Revenue
Net revenue—U.S. GAAP Basis	$717,180	$623,464	$534,680	$1,340,644	$1,032,898
Adjustments:
Revenue related to noncontrolling interests (i)	(3,098)	(4,942)	(3,398)	(8,040)	(9,610)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(5,753)	(7,353)	(312)	(13,106)	2,202
Interest expense	11,832	13,265	11,337	25,097	22,883

Operating revenue, as adjusted (b)	$720,161	$624,434	$542,307	$1,344,595	$1,048,373

Compensation & Benefits Expense
Compensation & benefits expense—U.S. GAAP Basis	$414,612	$361,801	$308,310	$776,413	$605,520
Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	(5,753)	(7,353)	(312)	(13,106)	2,202
Compensation related to noncontrolling interests (i)	(1,968)	(1,643)	(1,594)	(3,611)	(3,346)

Compensation & benefits expense, as adjusted (c)	$406,891	$352,805	$306,404	$759,696	$604,376

Non-Compensation Expense
Non-compensation expense—Subtotal—U.S. GAAP Basis	$130,067	$111,466	$113,134	$241,533	$215,765
Adjustments:
Expenses associated with ERP system implementation (j)	(8,861)	—	—	(8,861)	—
Expenses related to office space reorganization (k)	(3,161)	—	—	(3,161)	—
Amortization and other acquisition-related costs (l)	(1,257)	(3,574)	(330)	(4,831)	(974)
Non-compensation expense related to noncontrolling interests (i)	(677)	(422)	(637)	(1,099)	(1,035)

Non-compensation expense, as adjusted (d)	$116,111	$107,470	$112,167	$223,581	$213,756

Pre-Tax Income and Earnings From Operations
Operating Income (loss)—U.S. GAAP Basis	$172,501	$150,197	$113,236	$322,698	$211,613
Adjustments:
Expenses associated with ERP system implementation (j)	8,861	—	—	8,861	—
Expenses related to office space reorganization (k)	3,161	—	—	3,161	—
Acquisition-related costs (l)	435	2,745	—	3,180	—
Net income related to noncontrolling interests (i)	(454)	(2,877)	(1,007)	(3,331)	(4,907)

Pre-tax income, as adjusted	184,504	150,065	112,229	334,569	206,706
Interest expense	11,832	13,265	11,337	25,097	22,883
Amortization (LAZ only)	823	829	170	1,652	652

Earnings from operations, as adjusted (e)	$197,159	$164,159	$123,736	$361,318	$230,241

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd—U.S. GAAP Basis	$120,378	$107,553	$80,357	$227,931	$147,180
Adjustments:
Expenses associated with ERP system implementation (j)	8,861	—	—	8,861	—
Expenses related to office space reorganization (k)	3,161	—	—	3,161	—
Acquisition-related costs (l)	435	2,745	—	3,180	—
Tax benefit allocated to adjustments	(2,995)	(157)	—	(3,152)	—

Net income, as adjusted (g)	$129,840	$110,141	$80,357	$239,981	$147,180

Diluted net income per share:
U.S. GAAP Basis	$0.91	$0.81	$0.61	$1.72	$1.11
Non-GAAP Basis, as adjusted	$0.98	$0.83	$0.61	$1.81	$1.11

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(b)	A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (i) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, and (iii) interest expense primarily related to corporate financing activities.
(c)	A non-GAAP measure which excludes (i) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (ii) compensation and benefits related to noncontrolling interests (see (i) below).
(d)	A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2017, expenses associated with ERP system implementation (see (j) below), (ii) for the three and six month periods ended June 30, 2017, expenses related to office space reorganization (see (k) below), (iii) amortization and other acquisition-related costs (see (l) below), and (iv) expenses related to noncontrolling interests (see (i) below).
(e)	A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2017, expenses associated with ERP system implementation (see (j) below), (ii) for the three and six month periods ended June 30, 2017, expenses related to office space reorganization (see (k) below), (iii) amortization and other acquisition-related costs, (iv) revenue and expenses related to noncontrolling interests (see (i) below), and (v) interest expense primarily related to corporate financing activities.
(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)	A non-GAAP measure which excludes (i) for the three and six month periods ended June 30, 2017, expenses associated with ERP system implementation, net of tax benefits (see (j) below), (ii) for the three and six month periods ended June 30, 2017, expenses related to office space reorganization, net of tax benefits (see (k) below), and (iii) for the three and six month periods ended June 30, 2017 and for the three month period ended March 31, 2017, amortization and other acquisition-related costs, net of tax benefits (see (l) below).
(h)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $54,664, $39,924, and $31,872 for the three month periods ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively, $94,588 and $59,526 for the six month periods ended June 30, 2017 and 2016, respectively, and the denominator of which is pre-tax income of $184,504, $150,065, and $112,229 for the three month periods ended June 30, 2017, March 31, 2017, and June 30, 2016, respectively, $334,569 and $206,706 for the six month periods ended June 30, 2017 and 2016 respectively.
(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.
(j)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.
(k)	Represents incremental rent expense and lease abandonment costs related to office space reorganization.
(l)	Represents the change in fair value of the contingent consideration associated with certain business acquisitions.

NM Not meaningful